UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 12, 2018
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.
Resonant Inc. held its 2018 annual meeting of stockholders on June 12, 2018. At the annual meeting, there were 26,650,166 shares entitled to vote, and 22,755,770 shares (85.38%) were represented at the annual meeting in person or by proxy.
At the annual meeting, Brett Conrad, Janet Cooper, Michael Fox, George Holmes, Alan Howe, Joshua Jacobs, Jack Jacobs, John Major and Jean Rankin were elected directors by a plurality of the votes. Also at the annual meeting, our stockholders voted to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

1.
Proposal to elect of Brett Conrad, Janet Cooper, Michael Fox, George Holmes, Alan Howe, Joshua Jacobs, Jack Jacobs, John Major and Jean Rankin as directors to hold office until the 2019 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Brett Conrad	10,122,895	156,635	12,476,240
Janet Cooper	10,122,654	166,876	12,476,240
Michael Fox	9,131,435	1,148,095	12,476,240
George Holmes	10,130,895	148,635	12,476,240
Alan Howe	9,462,087	817,443	12,476,240
Joshua Jacobs	10,101,970	177,560	12,476,240
Jack Jacobs	10,103,795	175,735	12,476,240
John Major	10,086,820	192,710	12,476,240
Jean Rankin	10,112,709	166,821	12,476,240

2.	Proposal to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-Votes
22,430,280	244,419	81,071	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2018	Resonant Inc.

By:	/s/ Jeff Killian
Jeff Killian
Chief Financial Officer

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